Exhibit 4.6
[COMPANY LETTERHEAD]
_________ __, 2011
Eligible Participant in Public Offering
     Re: Public Offering of Units by T3 Motion, Inc.
Ladies and Gentlemen:
     Reference is made to that certain offering (the “Offering”) of Common Stock (as defined below), Class H Common Stock Purchase Warrants (“Class H Warrants”) and Class I Common Stock Purchase Warrants (“Class I Warrants” and collectively with the Class H Warrants and Common Stock sold thereunder, the “Securities”) of T3 Motion, Inc. (the “Company”) pursuant to the Company’s Registration Statement on Form S-1, File No. 333-171163. Certain purchasers, including the undersigned, have required, as a material inducement to participate in the Offering for a purchase at least $500,000 of Securities (such eligible participants receiving the same rights hereunder are collectively referred to as, the “Eligible Participants”), additional covenants and agreements from the Company. In consideration of the mutual covenants contained in this Agreement and the undersigned’s (and/or its affiliates) participation of at least $500,000 of Securities in the Offering, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the undersigned agree as follows:
     1. Negative Covenants. Absent the prior written consent of at least 67% in warrant interest (“Required Consent”) of the Eligible Participants then holding Class H Warrants and/or Class I Warrants (warrant interest determined pro-rata based on the purchases of warrants of such Eligible Participants in the Offering from the underwriter and held through the date of the consent), the Company hereby agrees with the undersigned as follows:
     (a) Subsequent Offerings. Other than an Exempt Issuance (as defined below), the Company shall not sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any shares of Common Stock or Common Stock Equivalents (as defined below) for a consideration per share (“Dilutive Price”) less than the then exercise price of the Class I Warrants (the foregoing a “Dilutive Issuance”). In case any option or warrant (“Option”) issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, (x) such Options will be deemed to have been issued for the Option Value (as defined below) of such Options and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued for the difference of (I) the aggregate consideration received by the Company less any consideration paid or payable by the Company pursuant to the terms of such other securities of the Company, less (II) the Option Value. Defined terms:

     (i) “Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.
     (ii) “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.
     (iii) “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued in the Offering and/or other securities exercisable or exchangeable for or convertible into Shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to change the terms thereof or increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a person or entity which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities and (d) securities issued to commercial banks or other equivalent commercial lending institutions in connection with loans, equipment leases, or other equivalent transactions but shall not include any transaction in which the Company is issuing securities primarily for the purpose of raising equity capital or to an entity whose primary business is investing in equity securities.
     (b) Certain Fundamental Transaction. The Company shall not enter into, undertake or consummate a Fundamental Transaction that is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act or (3) a Fundamental Transaction involving a person or entity not traded on a national securities exchange (“Non-Public Entity”) in which the resulting successor entity to the Company is a Non-Public Entity (“Non-Public Fundamental Transaction”). “Fundamental Transaction” shall include the following: (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding             shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination).
     2. Evidence of Ownership. Upon request by the Company, the undersigned shall provide evidence of the number of Class H Warrants and Class I Warrants purchased from the underwriters in the Offering (or permitted assignors as set forth in Section 3 below) and not transferred since initial receipt, including without limitation, an certificate from an officer or other equivalent representative of the undersigned certifying the number of such warrants held by such undersigned and that the undersigned has not transferred or sold the warrants at the time such consent is granted.
     3. Assignment. Notwithstanding the foregoing, the undersigned may assign its rights under this letter agreement in whole but not in part to a third party provided that such assignee is an institutional accredited investor and the assignee thereof notifies the Company it agrees to be bound in writing by the terms of this letter agreement.
     4. Termination. This agreement terminates on the earlier of the date that the Series H Warrants and Series I Warrants are no longer outstanding or the date that the undersigned (or its permitted assigns) no longer hold any Series H Warrants or Series I Warrants.
     5. Miscellaneous. This letter agreement may not be amended or otherwise modified in any respect without the written consent of the Company and the undersigned (or its permitted assigns). This letter agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The Company and the undersigned hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in Manhattan, for the purposes of any suit, action or proceeding arising out of or relating to this letter agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. The undersigned and Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company or undersigned, as applicable, at the address set forth on the signature page hereto and agrees that such service shall constitute good and sufficient service of process and notice thereof. The undersigned hereby waives any right to a trial by jury. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The undersigned and Company agree and understand that this letter agreement does not intend to create any relationship between the undersigned and any other Eligible Participant each of which shall act severally and not jointly.
*** SIGNATURE PAGE FOLLOWS***

     This letter agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

T3 MOTION, INC.
By:
Name:
Title:

Address for Notice:
Acknowledged and agreed to
as of the date set forth above:
Name of Eligible Participant:
Signature of Authorized Signatory of Eligible Participant:
Name of Authorized Signatory:
Title of Authorized Signatory:
Number of Series H Warrant Shares:
Number of Series I Warrant Shares:
Address for Notice:

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